UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2021 (April 13, 2021)
__________________________________
Commission File Number 001-07436
HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)
(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
$100,000,000 Zero Coupon Callable Accreting Notes due January 15, 2043	HBA/43	New York Stock Exchange
$50,000,000 Zero Coupon Callable Accreting Notes due January 29, 2043	HBA/43A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 13, 2021, the Board of Directors of HSBC USA Inc. (the "Board") approved an amendment to and a restatement of its bylaws (the "Bylaws"), which were effective immediately upon such approval by the Board.
The Bylaws were amended to update Section 3.1, with respect to tenure for non-executive directors to provide that non-executive directors may serve only two three-year terms and that any extension beyond these terms requires prior endorsement by HSBC Holdings plc, and should not exceed nine years. Other amendments were to make a number of non-material changes in order to update and clarify certain items.
The foregoing summary is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.2 hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

3.2	Bylaws of HSBC USA Inc., as amended and restated, effective April 13, 2021

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    April 14, 2021

HSBC USA INC.

By:	/s/ WILLIAM L. KUHN IV
William L. Kuhn IV
Executive Vice President and General
Counsel, Regulatory, Disclosure and
Employment Law

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